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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



We consent to the reference to our firm under the caption "Experts" and to the use of our report in the Registration Statement (Form S-3) of EXCO Resources, Inc. for the registration of 2,112,491 shares of its common stock to be filed with the Securities and Exchange Commission on September 30, 1998, and to the incorporation by reference therein of our report dated March 13, 1997, except
Note 2, as to which the date is February 11, 1998 and Note 10, second paragraph, as to which the date is March 31, 1998, with respect to the financial statements of EXCO Resources, Inc. in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.



                                              /s/   Belew Averitt LLP

                                              BELEW AVERITT LLP
Dallas, Texas
September 30, 1998